Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company to the stock holding company form of organization.  To accomplish the conversion, AJS Bancorp, Inc., newly formed to become the holding company for A.J. Smith Federal Savings Bank (“A.J. Smith Federal”), is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by A.J. Smith Federal’s eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at A.J. Smith Federal. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•                  The proceeds resulting from the sale of stock will support our business strategy.

•                  There will be no change to account numbers, interest rates or other terms of your accounts at A.J. Smith Federal. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•                  You will continue to enjoy the same services with the same Board of Directors, management and staff.

•                  Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible A.J. Smith Federal customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to A.J. Smith Federal’s executive office located at 14757 Cicero Avenue, Midlothian, Illinois, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on                         . If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as an A.J. Smith Federal customer.

Sincerely,

[GRAPHIC TO COME]

Thomas R. Butkus

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)              ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except weekends and bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. AJS Bancorp, Inc., newly formed to become the holding company for A.J. Smith Federal Savings Bank (“A.J. Smith Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor as of the close of business on either September 30, 2010 or June 30, 2013, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to A.J. Smith Federal’s executive office located at 14757 Cicero Avenue, Midlothian, Illinois, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on                  . If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an AJS Bancorp, Inc. stockholder.

Sincerely,

[GRAPHIC TO COME]

Thomas R. Butkus

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)                   ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except weekends and bank holidays.

F

Dear Valued Customer:

I am pleased to tell you that, pursuant to a Plan of Conversion and Reorganization (the “Plan”), A.J. Smith Federal Savings Bank (“A.J. Smith Federal”) will convert from the mutual holding company to the stock holding company form of organization.  To accomplish the conversion, AJS Bancorp, Inc., newly formed to become the holding company for A.J. Smith Federal, is conducting an offering of shares of its common stock.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals.  Although we have received conditional regulatory approval, the Plan is also subject to approval by A.J. Smith Federal’s eligible customers.  NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.  Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at A.J. Smith Federal.  Please vote all the Proxy Cards — none are duplicates.  To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided.  Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.  Our Board of Directors urges you to vote “FOR” the Plan.

Although you may vote on the Plan, we regret that AJS Bancorp, Inc. is unable to offer its common stock to you because the small numbers of customers in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Plan or voting, refer to the enclosed information or call the Information Center at                    .

Sincerely,

[GRAPHIC TO COME]

Thomas R. Butkus

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Information Center, toll-free, at 1-(877)         ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

B

Dear Friend:

I am pleased to tell you about an investment opportunity. AJS Bancorp, Inc., newly formed to become the holding company for A.J. Smith Federal Savings Bank (“A.J. Smith Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of AJS Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to A.J. Smith Federal’s executive office located at 14757 Cicero Avenue, Midlothian, Illinois, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on                              . If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an AJS Bancorp, Inc. stockholder.

Sincerely,

[GRAPHIC TO COME]

Thomas R. Butkus

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)                   ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except weekends and bank holidays.

C

Keefe, Bruyette & Woods, a Stifel Company

Dear Sir/Madam:

Keefe, Bruyette & Woods, a Stifel Company has been retained by AJS Bancorp, Inc. as selling agent in connection with the offering of AJS Bancorp, Inc. common stock offering.

At the request of AJS Bancorp, Inc., we are enclosing materials regarding the offering of shares of AJS Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Keefe, Bruyette & Woods, a Stifel Company

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES
PROXY CARD(S)
REQUIRING YOUR PROMPT VOTE.

IF MORE THAN ONE PROXY
CARD IS ENCLOSED,
PLEASE VOTE EACH CARD.
THERE ARE NO DUPLICATE CARDS!

THANK YOU!

PGO

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or follow the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST ” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE CONVERSION WILL CHANGE OUR FORM OF
CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)             ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except weekends and bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

AGAINST THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

You may receive a courtesy telephone call. Please feel free to ask questions.

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR A.J. SMITH FEDERAL SAVINGS BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)             ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday,

except weekends and bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION
(THE “PLAN”).

In order to implement the Plan,

we must obtain the approval of our eligible customers.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at A.J. Smith Federal Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to maximum legal limits. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877)             ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday,

except weekends and bank holidays.

PG3

Questions and Answers

About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.           What is the conversion and offering?

A.            Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the partially public mutual holding company form of ownership to the fully public stock holding company form of ownership.  At March 31, 2013, AJS Bancorp, MHC owned 60.8% of the common stock of AJS Bancorp, Inc. (“Old AJS Bancorp”).  The remaining 39.2% of the common stock was owned by public stockholders.    As a result of the conversion, our newly formed corporation, also named AJS Bancorp, Inc. (“New AJS Bancorp”) will own A.J. Smith Federal Savings Bank (“A.J. Smith Federal”).  Shares of common stock of New AJS Bancorp representing the ownership interest of AJS Bancorp, MHC in Old AJS Bancorp are currently being offered for sale.

At the completion of the conversion, public stockholders of Old AJS Bancorp will exchange their shares of common stock for newly issued shares of common stock of New AJS Bancorp, maintaining their approximate percentage ownership in our organization immediately prior to the conversion.

At the completion of the conversion, 100% of the common stock of New AJS Bancorp will be owned by public stockholders.  AJS Bancorp, MHC’s shares of Old AJS Bancorp will be cancelled, and Old AJS Bancorp and AJS Bancorp, MHC will cease to exist.

Q.           What are the reasons for the conversion and offering?

A.            Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (i) eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation; (ii) transition A.J. Smith Federal to a more familiar and flexible holding company structure; (iii) improve the trading liquidity of our shares of common stock; and (iv) facilitate future mergers and acquisitions.

Q.           Is A.J. Smith Federal considered “well-capitalized” for regulatory purposes?

A.            Yes. As of March 31, 2013, A.J. Smith Federal was considered “well-capitalized” for regulatory purposes.

Q.           Will customers notice any change in A.J. Smith Federal’s day-to-day activities as a result of the conversion and offering?

A.            No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, and staff as a result of the conversion. A.J. Smith Federal will continue to operate as an independent bank.

Q.           Will the conversion and offering affect customers’ deposit accounts or loans?

A.            No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by stockholders and eligible members.

Q.           Why should I vote “For” the Plan?

A.            Your vote “For” the Plan is extremely important to us. Each member of AJS Bancorp, MHC (depositors and certain borrowers of A.J. Smith Federal) received a Proxy Card attached to a Stock Order Form. These customer packages also include a Proxy Statement describing the Plan, which cannot be implemented without stockholder and member approval.

Our Board of Directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase common stock during the offering.

Q.           What happens if I don’t vote?

A.            Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot complete the conversion and the related stock offering.

Q.           How do I vote?

A.            Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.           How many votes are available to me?

A.            Depositors at the close of business on          , 2013 are entitled to one vote for each $100 or fraction thereof on deposit. Additionally, each borrower as of April 16, 1984 whose borrowing remained outstanding at the close of business on      , 2013 is entitled to one vote, in addition to votes he or she is entitled to cast as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.           Why did I receive more than one Proxy Card?

A.            If you had more than one deposit/loan account on                      , you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.          More than one name appears on my Proxy Card. Who must sign?

A.            The names reflect the title of your deposit and/or loan account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.           How many shares are being offered and at what price?

A.            New AJS Bancorp is offering for sale between 904,103 and 1,223,198 shares of common stock (subject to increase to 1,406,677 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.           Who is eligible to purchase stock during the stock offering?

A.            Pursuant to our Plan, non-transferable rights to subscribe for shares of New AJS Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 —Depositors of A.J. Smith Federal with aggregate balances of at least $50 at the close of business on September 30, 2010;

Priority #2 —Our tax-qualified employee benefit plans;

Priority #3—Depositors of A.J. Smith Federal with aggregate balances of at least $50 at the close of business on June 30, 2013; and

Priority #4 —Depositors of A.J. Smith Federal at the close of business on                   , 2013 and each borrower of A.J. Smith Federal as of April 16, 1984 whose borrowing remained outstanding at the close of business on          , 2013.

Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Cook or Will Counties in Illinois and then to Old AJS Bancorp’s public stockholders as of       , 2013. Remaining shares may be offered to members of the general public.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering.

Q.           I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A.            No…subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.           How may I buy shares during the Subscription and Community Offerings?

A.            Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to A.J. Smith Federal’s executive office located at 14757 Cicero Avenue, Midlothian, Illinois, or by mail using the Stock Order Reply Envelope provided. Please do not mail Stock Order Forms to A.J. Smith Federal’s banking offices.

Q.           What is the deadline for purchasing shares?

A.            To purchase shares in the Subscription and Community Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Central Time, on                        . Acceptable methods for delivery of Stock Order Forms are described above.

Q.           How may I pay for the shares?

A.            Payment for shares can be remitted in two ways:

(1)         By personal check, bank check or money order, payable to AJS Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. A.J. Smith Federal line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)         By authorized deposit account withdrawal of funds from your A.J. Smith Federal deposit account(s). The Stock Order Form section entitled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at A.J. Smith Federal may not be listed for direct withdrawal. See information on retirement accounts below.

Q.           Will I earn interest on my funds?

A.            Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of       % per annum from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your A.J. Smith Federal deposit account(s), your funds will continue earning interest within the account, at the account’s contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.           Are there limits to how many shares I can order?

A.            Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or entity is 15,000 shares ($150,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 30,000 shares ($300,000) in all categories of the offerings combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

Q.          May I use my A.J. Smith Federal individual retirement account (“IRA”) to purchase shares?

A.            You may use funds currently held in retirement accounts with A.J. Smith Federal. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at A.J. Smith Federal or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the                      offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.           May I use a loan from A.J. Smith Federal to pay for shares?

A.            No. A.J. Smith Federal, by regulation, may not extend a loan for the purchase of New AJS Bancorp common stock during the offering. Similarly, you may not use existing A.J. Smith Federal line of credit checks to purchase stock during the offering.

Q.           May I change my mind after I place an order to subscribe for stock?

A.            No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, or unless the offering is terminated or is extended beyond                    , or the number of shares of common stock to be sold is increased to more than 1,406,677 shares or decreased to less than 904,103 shares.

Q.           Are directors and senior officers of A.J. Smith Federal planning to purchase stock?

A.            Yes! Directors and senior officers, together with their associates, are expected to subscribe for an aggregate of 70,398 shares ($703,980) or approximately 7.8% of the shares to be sold in the offering at the minimum of the offering range.

Q.           Will the stock be insured?

A.            No. Like any common stock, New AJS Bancorp’s stock will not be insured.

Q.           Will dividends be paid on the stock?

A.            Following completion of the stock offering and subject to regulatory approval, our Board of Directors intends to pay cash dividends on a quarterly basis.  Initially, the quarterly dividend is expected to be $0.05 per share, which equals $0.20 per share on an annualized basis and an annual yield of 2.0% based on a price of $10.00 per share.  Subject to regulatory approval, we also expect to pay a one-time special cash dividend of $0.25 per share to all New AJS Bancorp stockholders. We cannot assure you whether or when we will obtain such approval.

The dividend rate and the continued payment of dividends will depend on a number of factors, such as our financial condition, results of operations and tax considerations.  We cannot assure you that we will pay dividends in the future, or that dividends will not be reduced or eliminated.

Q.           How will New AJS Bancorp, Inc. shares trade?

A.            Upon completion of the conversion and offering, we expect transactions in the shares of New AJS Bancorp will be quoted on the OTC Bulletin Board under the symbol “AJSB.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell New AJS Bancorp shares in the future.

Q.           If I purchase shares during the Subscription and Community Offerings, when will I receive my stock certificate?

A.            Our transfer agent will send stock certificates by first class mail, as promptly as possible after completion of the stock offering. Although the shares of New AJS Bancorp, common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell shares prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

THE SHARE EXCHANGE

Q.           What is the share exchange?

A.            The outstanding shares of Old AJS Bancorp common stock held by public stockholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of New AJS Bancorp common stock.  The number of shares of New AJS Bancorp common stock to be received by stockholders will depend on the number of shares sold in the offering.

WHERE TO GET MORE INFORMATION

Q.           How can I get more information?

A.            For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877)                   , from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on weekends or bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[AJS Bancorp, Inc. Letterhead]

Date

[imprinted with name & address of subscriber]

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by AJS Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscribers, the shares of common stock you will receive is subject to the allocation provisions of the Plan of Conversion and Reorganization, as well as other conditions and limitations described in the AJS Bancorp, Inc. Prospectus dated                     , 2013. Refer to pages       –       of the AJS Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to subscribers in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website:  https://allocations.kbw.com/

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.              Depositors of A.J. Smith Federal Savings Bank with aggregate combined balances of at least $50 at the close of business on September 30, 2010;

2.              A.J. Smith Federal tax-qualified employee benefit plans;

3.              Depositors of A.J. Smith Federal Savings Bank with aggregate combined balances of at least $50 at the close of business on June 30, 2013;

4.              Depositors of A.J. Smith Federal Savings Bank at the close of business on                     , 2013 and borrowers as of April 16, 1984 whose borrowing remain outstanding at the close of business on         , 2013.

COMMUNITY OFFERING

5.              Residents of Cook and Will Counties in Illinois;

6.              AJS Bancorp public stockholders as of           , 2013;

7.              General public.

Thank you for your order,

AJS BANCORP, INC.

STOCK CERTIFICATE MAILING LETTER

[AJS Bancorp, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of AJS Bancorp, Inc.  A total of                        shares were purchased by investors at $10.00 per share.  Thank you for your investment in our company and your confidence in our organization.

Your stock certificate is enclosed.  We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm.  Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct.  If you find an error or have questions about your certificate, please contact Registrar and Transfer Company, our Transfer Agent:

on the web:

www.rtco.com

by mail:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

by phone:

1-(800) 368-5948

by email:

info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail.  If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check.  It reflects interest earned at a rate of         % per annum, calculated from the date your payment was processed until                   , 2013.

If your stock order was paid in full or in part by authorizing a withdrawal from a A.J. Smith Federal Savings Bank savings or certificate of deposit account(s), the withdrawal was made on           , 2013.   Until such date, interest was earned at your account’s contractual rate, and the interest earned remains in your account.

AJS Bancorp, Inc. common stock is quoted on the OTC Bulletin Board, under the symbol “        .” Should you wish to buy or sell AJS Bancorp, Inc. shares in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

[GRAPHIC TO COME]

Thomas R. Butkus

Chairman, President and Chief Executive Officer

FINAL REMINDER PROXYGRAM (if needed)

[A.J. Smith Federal Letterhead]

(Depending on vote status and number of days until the special meeting, this can be mailed.  It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard.  Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are NOT enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and Reorganization.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below.  A representative of                                     , our independent voting agent, will record your confidential vote by phone.  This is the quickest way to cast your vote.  You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry.  Your vote will not be counted twice.

VOTING HOTLINE:

Independent Voting Agent

1-             (  )            -          (toll-free)

DAYS/HOURS:

Monday  -   Friday

a.m. to          p.m., Central Time

I appreciate your participation.

Sincerely,

[GRAPHIC TO COME]

Thomas R. Butkus

Chairman, President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by A.J. Smith Federal, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways:  on an easel, on the front doors, on counters, at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our Plan of Conversion and Reorganization.

•                  The Plan will not result in changes to our staff or your account relationships with A.J. Smith Federal Savings Bank.

•                  Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•                  Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan of Conversion and Reorganization.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877)       -         ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on weekends and bank holidays.

A.J. SMITH FEDERAL [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES                        , 2013

We are conducting an offering of shares of our common stock

UP TO 1,223,198 SHARES

COMMON STOCK

(subject to increase to 1,406,677 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., CENTRAL TIME, ON                    , 2013

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877)       -        ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

AJS BANCORP, INC. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting.  Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED A PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE

BY PHONE:

Take a minute to call                             , our

Independent Voting Agent, at 1-(      ) -      -         (toll-

free), Monday through Friday,          a.m. to          p.m.

You do not need your Proxy Card.

If you are unsure whether you voted already, please call.  Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION.

THANK YOU!

A.J. SMITH FEDERAL [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Conversion and Reorganization.  If you received Proxy Card(s), but have not voted, please do so.  If you have questions about voting, call our Information Center, toll-free, at 1-(877)       -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time.

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our depositors as of               , 2013 and borrowers as of April 16, 1984 whose borrowing remained outstanding as of          , 2013 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s).  We hope that you will vote “FOR” the Plan of Conversion and Reorganization.  If you have questions about voting, please call our Information Center, toll-free, at 1-(877)       -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our depositors as of                 , 2013 and borrowers as of April 16, 1984 whose borrowing remained outstanding as of        , 2013 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization.  If you have not yet voted, a quick way to do so is to click on “Vote Now”.  This will link you to a confidential voting site.

VOTE NOW (click here)

Thank you for taking a few minutes to cast your vote online.  Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

[Put hyperlink here]

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Thomas Butkus, Chairman, President and CEO of A.J. Smith Federal Savings Bank calling with a quick message.  Within the next few days, expect to receive from us a package or packages asking you to vote on an item of importance to our bank and our valued customers.  Please help us by opening the package and voting PROMPTLY.  The materials will include a phone number to call if you have questions.

Thank you for voting.  We appreciate your business and look forward to continuing to serve you as a customer of A.J. Smith Federal.”

COMMUNITY MEETING INVITATION- (Optional)

[included in initial mailing package]

AJS BANCORP, INC. [LOGO]

You’re Invited!

You are cordially invited to an Informational Meeting to learn more about the offering of AJS Bancorp, Inc. common

stock and the business of A.J. Smith Federal Savings Bank.

Senior officers of A.J. Smith Federal will present information and answer your questions.

DATE

TIME

PLACE

ADDRESS

FOR RESERVATIONS, PLEASE CALL:

AJS Bancorp, Inc.

Stock Information Center

toll-free at 1-(877)    -    ,

From 10:00 a.m. to 4:00 p.m., Central Time,

Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some market areas]

AJS BANCORP, INC. [LOGO]

Proposed Holding Company for A.J. Smith Federal Savings Bank

UP TO 1,223,198 SHARES

COMMON STOCK

(subject to increase to 1,406,677 shares)

$10.00 Per Share

Purchase Price

AJS Bancorp, Inc. is conducting an offering of its common stock.  Shares may be purchased directly from AJS Bancorp, Inc., without sales commission, during the offering period.

You Are Cordially Invited…

To an informational meeting to learn about the offering of AJS Bancorp, Inc. common stock and the business of A.J. Smith Federal

[DATE]

   :00 p.m.

[Location]

[Street]

[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877)       -        ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M., CENTRAL TIME, ON               , 2013.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

AJS BANCORP, INC. [LOGO]

Proposed Holding Company for A.J. Smith Federal Savings Bank

UP TO 1,223,198 SHARES

COMMON STOCK

(subject to increase to 1,406,677 shares)

$10.00 Per Share

Purchase Price

AJS Bancorp, Inc. is conducting an offering of its common stock.  Shares may be purchased directly from AJS Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Central Time, on                    , 2013.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877)       -        ,

from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.